Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE1
                             Payment Date 05/25/2001
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Servicing Certificate                                                   Group 1                  Group 2
---------------------
Beginning Pool Balance                                                369,061,398.65       126,259,791.34
Beginning PFA                                                         123,353,157.71        21,035,209.55
Ending Pool Balance                                                   483,699,218.04       144,317,323.56
Ending PFA Balance                                                                 -                 0.00
Principal Collections                                                   8,715,338.32         2,977,677.33
Principal Draws                                                                    -                    -
Net Principal Collections                                               8,715,338.32         2,977,677.33
Active Loan Count                                                             15,896                2,910

Interest Collections                                                    3,553,633.75         1,099,039.86

Weighted Average Net Loan Rate                                              9.97000%             9.99000%
Substitution Adjustment Amount                                                  0.00                 0.00

                  Beginning           Ending
Term Notes         Balance           Balance         Factor      Principal
----------         -------           -------         ------      ---------
Class A-I            491,561,166.74  481,916,941.37    0.9638339  9,644,225.37
Class A-II -1         46,398,678.78   43,103,638.45    0.8724020  3,295,040.33
Class A-II -2         24,713,000.00   24,713,000.00    1.0000000          0.00
Class A-II -3         24,132,000.00   24,132,000.00    1.0000000          0.00
Class A-II -4         27,166,000.00   27,166,000.00    1.0000000          0.00
Class A-II -5          9,210,000.00    9,210,000.00    1.0000000          0.00
Class A-II -6 NAS     15,371,000.00   15,371,000.00    1.0000000          0.00
A-IO (Notional)       65,000,000.00   65,000,000.00    1.0000000          0.00

Certificates                      -               -            -             -


                                         Interest    Security
Term Notes               Interest      Shortfalls      %            Coupon
----------               ---------     ----------      -            ------
Class A-I                2,527,443.67         0.00   0.741411       6.170%
Class A-II -1              178,876.57         0.00   0.066313       4.626%
Class A-II -2              110,590.68         0.00    0.03802       5.370%
Class A-II -3              114,627.00         0.00   0.037126       5.700%
Class A-II -4              140,357.67         0.00   0.041794       6.200%
Class A-II -5               52,036.50         0.00   0.014169       6.780%
Class A-II -6 NAS           78,776.38         0.00   0.023648       6.150%
A-IO (Notional)            433,333.33         0.00          0       8.000%

Certificates                     0.00            -           -          -

Beginning Overcollateralization Amount                                  1,157,711.73
Overcollateralization Amount Increase (Decrease)                        1,246,250.05
Outstanding Overcollateralization Amount                                2,403,961.78
Overcollateralization Target Amount                                     8,125,000.00

Credit Enhancement Draw Amount                                                  0.00
Unreimbursed Prior Draws                                                        0.00


                                                                                          Number          Percent
                                                                             Balance     of Loans        of Balance
Delinquent Loans (30 Days)                                                745,619.01        24             0.12%
Delinquent Loans (60 Days)                                                258,684.04        7              0.04%
Delinquent Loans (60+ Days) (1)                                           258,684.04        0              0.04%
REO                                                                             0.00        0              0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                             Liquidation To-Date
Beginning Loss Amount                                                           0.00
Current Month Loss Amount                                                       0.00
Current Month Principal Recovery                                                0.00
Net Ending Loss Amount                                                          0.00      0.00

                                                                 Special Hazard             Fraud          Bankruptcy
Beginning Amount                                                                0.00               0.00             0.00
Current Month Loss Amount                                                       0.00               0.00             0.00
Ending Amount                                                                      -                  -                -

Liquidation Loss Distribution Amounts                                           0.00
Extraordinary Event Losses                                                      0.00
Excess Loss Amounts                                                             0.00

Capitalized Interest Account
Beginning Balance                                                       2,332,081.74
Withdraw relating to Collection Period                                          0.00
Interest Earned (Zero, Paid to Funding Account)                                 0.00
Remaining CIA Balance to Seller                                        (2,332,081.74)
                                                                       --------------
Total Ending Capitalized Interest Account Balance as of Payment Date            0.00
Interest earned for Collection Period                                      11,313.48
Interest withdrawn related to prior Collection Period                       1,176.90


Prefunding Account
Beginning Balance                                                     144,388,367.26
Additional Purchases during Revolving Period                         (144,388,039.11)
Excess of Draws over Principal Collections                                      0.00
Remaining PFA Balance to Noteholders                                         (328.15)
                                                                             --------
Total Ending Balance as of Payment Date                                         0.00
Interest earned for Collection Period                                     496,525.67
Interest withdrawn related to prior Collection Period                      58,965.50

Current Month Repurchases Units Group 1                                            4
Current Month Repurchases ($) Group 1                                     177,820.85

Current Month Repurchases Units Group 2                                            0
Current Month Repurchases ($) Group 2                                           0.00
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